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                                   FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                         OF THE SECURITIES ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 26, 1996

                        QUANTUM LEARNING SYSTEMS, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEVADA                0-18222                  87-0432572
     (State or other          (Commission              (IRS Employer
     jurisdiction of          File Number)          Identification No.)
      incorporation)

                              1111 SW 17TH STREET
                              OCALA, FLORIDA 34474
               (Address of principal executive offices, zip code)


                                 (352) 620-8905
              (Registrant's telephone number, including area code)


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                                   FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934

         ITEM 1.     CHANGES IN CONTROL OF REGISTRANT.
                     Not Applicable

         ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.
                     Not Applicable

         ITEM 3.     BANKRUPTCY OR RECEIVERSHIP.
                     Not Applicable

         ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.
                     Not Applicable

         ITEM 5.     OTHER EVENTS.
                     The Registrant has been granted a patent by the United States Government Patent Office for its interactive Laser Disc Player. The patent number is 5,491,704 and was issued February 13, 1996. The QLS Player permits a user for the first time to have full-functional interactivity, utilizing data on a 12" laser disc format, played on their television.
         The issuance of the patent provides a proprietary platform for the development and delivery of state-of-the-art programs. This proprietary platform could position QLS to be the provider of unique, highly interactive educational courses delivered through distance learning. QLS plans to expand its business using LDI technology to provide self-interest educational programs for consumers who are not normally considered part of the education industry market. This market expansion of "life-long" learning programs is unlimited in areas of individual interest such as woodworking, home and auto repair, cooking and decorating; each program designed with a unique vision of interactivity provided by the QLS Laser Disc Interactive Player.
         Quantum Learning Systems, Inc. (QLS) intends to approach major technology-based companies with the prospect of developing a joint venture and licensing agreement to manufacture and market the company's LDI Player.

         ITEM 6.     RESIGNATION OF REGISTRANT'S DIRECTORS.
                     Not Applicable

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
                     Not Applicable

         ITEM 8.     CHANGE IN FISCAL YEAR.
                     Not Applicable

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                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF OF THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                        QUANTUM LEARNING SYSTEMS, INC.



                                        By: /s/ JAMES K. ISENHOUR
                                           -------------------------------------
                                            JAMES K. ISENHOUR
                                            CHAIRMAN OF THE BOARD


DATED: MARCH 11, 1996